UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019

B. Riley Finanical, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Burbank Boulevard, Suite 400
Woodland Hills, California 91367
(Address of principal executive offices) (Zip Code)

Telephone: (818) 884-3737
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, BRPI Acquisition Co LLC, a Delaware limited liability company (“BRPAC”), United Online, Inc., a Delaware corporation (“UOL”) and YMax Corporation, a Delaware corporation (“YMax”; and, together with BRPAC and UOL, the “Borrowers”), indirect wholly owned subsidiaries of B. Riley Financial, Inc., in the capacity of borrowers, entered into a Credit Agreement (the “Credit Agreement”), dated December 19, 2018, with the Banc of California, N.A. in the capacity as administrative agent (the “Agent”) and as a lender and with the other lenders party thereto (collectively, the “Closing Date Lenders”). Certain of the Borrowers’ U.S. subsidiaries are guarantors of all obligations under the Credit Agreement and are parties to the Credit Agreement in such capacity (collectively, the “Secured Guarantors”). The credit facilities under the Credit Agreement consisted of: (a) a term credit facility under which the Borrowers may borrow up to USD $80,000,000 on the closing date with a final maturity date of five years from the closing date; and (b) an optional, uncommitted accordion term loan credit facility (the “Optional Loan”) under which the Borrowers may borrow up to USD $10,000,000 with a final maturity date of five years from the closing date.

On February 1, 2019, the Borrowers, the Secured Guarantors, the Closing Date Lenders, the Agent and City National Bank, as a new lender (the “New Lender”), entered into the First Amendment to Credit Agreement and Joinder (the “First Amendment”) pursuant to which, among other things, (i) the New Lender became a party to the Credit Agreement, (ii) the New Lender extended to Borrowers the Optional Loan in the amount of USD $10,000,000, (iii) the aggregate outstanding principal amount of the Terms Loans (as defined in the Credit Agreement) was increased from USD $80,000,000 to USD $90,000,000, and (iv) the amortization schedule under the Credit Agreement was amended as set forth in the First Amendment. Additionally, in connection with the Option Loan, the Borrowers executed a Term Note in favor of New Lender dated February 1, 2019, in the amount of USD $10,000,000.

The Borrowers paid a one-time, non-refundable commitment fee to the New Lender in the amount of $50,000 in connection with the funding of the Optional Loan.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Credit Agreement and Joinder, dated February 1, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2019	B. RILEY FINANCIAL, INC.

	By:	/s/ Phillip J. Ahn
Name: Phillip J. Ahn
Title: Chief Financial Officer and Chief Operating Officer